UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015 (April 3, 2015)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2015, Alnylam Pharmaceuticals, Inc. (the “Company”) entered into a non-cancelable real property lease agreement (the “Lease”) with BMR-675 West Kendall Street LLC (the “Landlord”), for laboratory and office space located at 675 West Kendall Street, Cambridge, Massachusetts (the “Premises”). The Company intends to move its corporate headquarters to the Premises in early 2019.

Under the terms of the Lease, the Company will lease approximately 295,000 square feet of laboratory and office space at the Premises. The term of the Lease will commence on May 1, 2018 and rent payments will become due commencing upon substantial completion of the building improvements, which is currently expected to be on or around February 1, 2019, and will continue for 15 years from the rent commencement date, with options to renew for two terms of five years each, subject to the terms of the Lease.

Annual rent for the Premises, exclusive of operating expenses and real property taxes, will be $19.8 million for the first year of the Lease, with annual increases of 3% thereafter. Under the terms of the Lease, the Landlord will contribute a total of $56.1 million toward the cost of base building and tenant improvements.

The Lease contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

Under the terms of the Lease, for so long as the Company leases and occupies 70% or more of the rentable area of the Premises and there are at least ten years remaining on the term of the Lease, the Company has a one-time right of first offer as to all of the rentable space in the building at 500 Kendall Street, Cambridge, Massachusetts, that is available for lease after the lease for such space that is currently in effect expires or terminates.

The Company continues to lease the approximately 129,000 square feet of laboratory and office space at 300 Third Street, Cambridge, Massachusetts, located adjacent to the Premises, that currently serves as the Company’s corporate headquarters under a non-cancelable real property lease, which has a term through September 2021, with an option to renew for five additional years.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: April 6, 2015	By:	/s/ Michael P. Mason

Michael P. Mason
Vice President, Finance and Treasurer